Exhibit
                                                                 (16)(q)
                        PORTICO EMERGING GROWTH FUND
            SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
            --------------------------------------------------

TOTAL RETURN


INSTITUTIONAL SERIES
         For the Period from August 15, 1997
         (Commencement of Operations)
         to October 31, 1997

         Total Return (Ending Redeemable Value/ Initial Value) -1
         Total Return (1,031.00/ 1,000.00) -1
         Total Return     3.10%


RETAIL SERIES - WITHOUT SALES LOAD
         For the Period from August 15, 1997
         (Commencement of Operations)
         to October 31, 1997

         Total Return (Ending Redeemable Value/ Initial Value) -1
         Total Return (1,031.00/ 1,000.00) -1
         Total Return     3.10%


RETAIL SERIES - WITH SALES LOAD
         For the Period from August 15, 1997
         (Commencement of Operations)
         to October 31, 1997

         Total Return (Ending Redeemable Value/ Initial Value) -1
         Total Return (989.44/ 1,000.00) -1
         Total Return     -1.06%